                             JOINT FILING AGREEMENT
                             ----------------------

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Homeland Holding Corporation, dated as of February 12, 1999 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated: February 12, 1999            SOROS FUND MANAGEMENT LLC


                                    By: /s/ Michael C. Neus
                                       ----------------------------
                                       Michael C. Neus
                                       Assistant General Counsel


Dated: February 12, 1999            GEORGE SOROS


                                    By: /s/ Michael C. Neus
                                       ----------------------------
                                       Michael C. Neus
                                       Attorney-in-Fact


Dated: February 12, 1999            STANLEY F. DRUCKENMILLER


                                    By: /s/ Michael C. Neus
                                       ----------------------------
                                       Michael C. Neus
                                       Attorney-in-Fact


Dated: February 12, 1999            SATELLITE FUND MANAGEMENT LLC


                                    By: /s/ Lief D. Rosenblatt
                                       ----------------------------
                                       Name: Lief D. Rosenblatt
                                       Title: Managing Director


Dated: February 12, 1999                /s/ Lief D. Rosenblatt
                                       ----------------------------
                                       Lief D. Rosenblatt


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